UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 28, 2011
AMC NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-35106	No. 27-5403694

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11 Penn Plaza
New York, NY	10001

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 324-8500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
7.75% Senior Notes due 2021
     On June 30, 2011 (the “Closing Date”), AMC Networks Inc. (“AMC Networks”) issued $700 million in aggregate principal amount of its 7.75% Senior Notes due 2021 (the “Notes”) to CSC Holdings, LLC (“CSC Holdings”), as partial consideration for the transfer to AMC Networks of the AMC Networks business on June 6, 2011. The transfer was made pursuant to the Contribution Agreement, dated as of June 6, 2011 (the “Contribution Agreement”), among AMC Networks, CSC Holdings and Cablevision Systems Corporation (“Cablevision”), and was in connection with the spin-off of AMC Networks from Cablevision (the “Spin-Off”), which was completed on June 30, 2011.
     CSC Holdings, which was until the Spin-Off the direct parent of AMC Networks, transferred the Notes on the Closing Date to Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Funding Inc. (the “Selling Noteholders”), in satisfaction and discharge of certain existing debt of CSC Holdings. Pursuant to a Purchase Agreement, dated as of June 22, 2011, among the Company, the Selling Noteholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”), the Selling Noteholders sold the Notes on the Closing Date to Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”) in connection with the offering of the Notes (the “Offering”) to qualified institutional buyers under Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.
     The Notes were issued under an indenture dated as of June 30, 2011 (the “Indenture”), among AMC Networks, certain of its subsidiaries, as Guarantors, and U.S. Bank National Association, as trustee.
     Interest on the Notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2012. The Notes mature on July 15, 2021.
     The Notes may be redeemed, in whole or in part, at any time on or after July 15, 2016, at a redemption price equal to 103.875% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase), declining annually to 100% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase) beginning on July 15, 2019.
     In addition, if AMC Networks experiences a Change of Control (as defined in the Indenture), the holders of the Notes may require AMC Networks to repurchase for cash all or a portion of their Notes at a price equal to 101% of the principal amount thereof (plus accrued and unpaid interest thereon, if any, to the date of such repurchase).

     The notes are guaranteed on a senior unsecured basis by each of AMC Networks’ existing and future domestic restricted subsidiaries (the “Subsidiary Guarantors”), subject to certain exceptions.
     The Indenture contains certain affirmative and negative covenants applicable to AMC Networks and its restricted subsidiaries. These include restrictions on AMC Networks’ ability to incur additional indebtedness, make investments in entities that are not “Restricted Subsidiaries” (as defined in the Indenture), place liens on its assets, enter into certain affiliate transactions and make certain restricted payments, including restrictions on AMC Networks’ ability to pay dividends on its common stock.
     The Indenture has been filed as Exhibit 99.1 to this Current Report on Form 8-K and the description of the Indenture contained herein is qualified in its entirety by reference to the Indenture, which is incorporated into this Item 1.01 by reference.
     In connection with the Offering, AMC Networks entered into the registration rights agreement, dated as of June 30, 2011 (the “Registration Rights Agreement”), among AMC Networks, the Subsidiary Guarantors and the Initial Purchasers, pursuant to which AMC Networks agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Notes for registered notes which will have terms identical in all material respects to the Notes except that the registered notes will not contain terms that provide for restrictions on transfer, and use its commercially reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC by July 1, 2012. In certain circumstances, AMC Networks may be required to file a shelf registration statement with the SEC registering the resale of the Notes by the holders thereof, in lieu of an exchange offer to such holders. AMC Networks will be required to pay specified additional interest on the Notes if it fails to comply with its registration obligations under the Registration Rights Agreement.
     The Registration Rights Agreement has been filed as Exhibit 99.2 to this Current Report on Form 8-K and the description of the Registration Rights Agreement contained herein is qualified in its entirety by reference to the Registration Rights Agreement, which is incorporated into this Item 1.01 by reference.
Senior Secured Credit Facility
     On June 30, 2011, AMC Networks, as Borrower, and certain of its subsidiaries, as restricted subsidiaries, entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, National Association, as Administrative Agent, Collateral Agent and L/C Issuer, the lenders party thereto and the other financial institutions party thereto.
     The Credit Agreement provides AMC Networks with senior secured credit facilities consisting of a $1,130 million Term Loan A Facility (the “Term A Facility”), a $595 million Term Loan B Facility (the “Term B Facility”) and a $500 million revolving credit facility (the “Revolving Facility”). On the Closing Date, AMC Networks issued approximately $577 million of borrowings under the Term B Facility (the “Contribution Loans”) to CSC Holdings as partial consideration for the transfer to AMC Networks of the AMC Networks business on June 6, 2011 pursuant to the Contribution Agreement. Pursuant to separate Payment in Satisfaction of Revolving Loan Agreements, dated as of June 22, 2011, between CSC Holdings and each of the Selling Noteholders, CSC Holdings transferred the Contribution Loans to the Selling Noteholders in satisfaction and discharge of certain existing debt of CSC Holdings. The Revolving Facility was not drawn upon on the Closing Date.
     Borrowings under the Credit Agreement bear interest at a floating rate, which at the option of AMC Networks may be (1) for the Term A Facility and the Revolving Facility, either (a) a base rate plus an additional rate ranging from 0.50% to 1.25% per annum (determined based on a cash flow ratio), or (b) a Eurodollar rate plus an additional rate ranging from 1.50% to 2.25% per annum (determined based on a cash flow ratio), and (2) for the Term B Facility, either (a) 2.00% per annum above the base rate, or (b) 3.00% per annum above a Eurodollar rate (and subject to a LIBOR floor of 1.00% per annum).
     The Credit Agreement requires AMC Networks to pay a commitment fee of between 0.25% and 0.50% (determined based on a cash flow ratio) in respect of the average daily unused commitments under the Revolving Facility. AMC Networks is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Credit Agreement.
     All obligations under the Credit Agreement are guaranteed by certain of AMC Networks’ existing and future domestic restricted subsidiaries in accordance with the Credit Agreement. All obligations under the Credit Agreement, including the guarantees of those obligations, are secured by certain assets of AMC Networks and these subsidiaries.
     The Credit Agreement contains certain affirmative and negative covenants similar to those contained in the Indenture and also requires AMC Networks to comply with the following financial covenants: (i) a maximum ratio of net debt to annual operating cash flow (each defined in the Credit Agreement) of 7.00:1 initially, and decreasing in increments to 5.50:1 for periods on and after January 1, 2015; and (ii) a minimum ratio of annual operating cash flow to annual total interest expense (as defined in the Credit Agreement) of 2.50:1 initially, increasing to 2.75:1 for periods on and after January 1, 2014.
     The Credit Agreement has been filed as Exhibit 99.3 to this Current Report on Form 8-K and the description of the Credit Agreement contained herein is qualified in its entirety by reference to the Credit Agreement, which is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 28, 2011, the following persons were elected as directors of AMC Networks effective at the time of the distribution by Cablevision Systems Corporation (“Cablevision”) of all of the common stock of AMC Networks to the stockholders of Cablevision (the “Distribution”):

     Elected by the holder of AMC Networks Class A Common Stock:
•	Neil Ashe

•	Alan D. Schwartz

•	Leonard Tow

•	Robert Wright
     Elected by the holder of AMC Networks Class B Common Stock:
•	William J. Bell

•	Charles F. Dolan

•	James L. Dolan

•	Kristin A. Dolan

•	Patrick F. Dolan

•	Thomas C. Dolan

•	Marianne Dolan Weber

•	Brian G. Sweeney
     Information concerning these individuals, including biographies and compensation information, is included in AMC Networks’ Form 10 registration statement filed with the Securities and Exchange Commission (the “SEC”). Such information is incorporated by reference into this Form 8-K.
     Messrs. Ashe, Tow (Chairman) and Wright have been appointed to serve as members of the Audit Committee of the AMC Networks Board of Directors. The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of the rules of both The NASDAQ Stock Market LLC and the SEC, has not participated in the preparation of the financial statements of AMC Networks or any current subsidiary of AMC Networks at any time during the past three years, is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements, and is an “audit committee financial expert” within the meaning of the rules of the SEC.
     Messrs. Ashe (Chairman) and Tow have been appointed to serve as members of the Compensation Committee of the AMC Board of Directors. The Board of Directors has determined that each member of the Compensation Committee is “independent” under the rules of The NASDAQ Stock Market LLC.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 28, 2010, AMC Networks filed its amended and restated certificate of incorporation which, among other things, effected a reclassification of its common stock so that its outstanding common stock was reclassified into 57,813,256.75 shares of Class A Common Stock and 13,534,418.25 shares of Class B Common Stock. The amended and restated

certificate of incorporation, including such reclassification information, has been filed as Exhibit 99.4 to this Form 8-K.
     On June 30, 2010, AMC Networks’ amended and restated by-laws became effective. The amended and restated by-laws have been filed as Exhibit 99.5 to this Form 8-K.

Item 8.01	Other Events.
     On June 30, 2011, Cablevision effected the distribution of all of AMC’s outstanding common stock. In the Distribution, each holder of Cablevision NY Group Class A Common Stock of record as of the close of business, New York City time, on June 16, 2011 (the “record date”), received one share of AMC Class A Common Stock for every four shares of Cablevision NY Group Class A Common Stock held on the record date. Each record holder of Cablevision NY Group Class B Common Stock received one share of AMC Class B Common Stock for every four shares of Cablevision NY Group Class B Common Stock held on the record date. In the Distribution, an aggregate of 57,813,256.75 shares of AMC Class A Common Stock and 13,534,418.25 shares of AMC Class B Common Stock were issued.

Item 9.01	Financial Statements and Exhibits
     (d)
     99.1 Indenture, dated June 30, 2011, between AMC Networks Inc., the subsidiaries of AMC Networks named therein, as Guarantors, and U.S. Bank National Association, as Trustee.
     99.2 Registration Rights Agreement dated June 30, 2011 between AMC Networks Inc., the subsidiaries of AMC Networks named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several initial purchasers.
     99.3 Credit Agreement dated June 30, 2011 among AMC Networks Inc., as the Borrower, certain subsidiaries of AMC Networks named therein, as restricted subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, Collateral Agent and L/C Issuer, the lenders party thereto and the other financial institutions party thereto.
     99.4 Amended and Restated Certificate of Incorporation of AMC Networks Inc.
     99.5 Amended and Restated By-Laws of AMC Networks Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC NETWORKS INC. (Registrant)
By:	/s/ Joshua W. Sapan
	Name:	Joshua W. Sapan
	Title:	President and Chief Executive Officer

Dated: July 1, 2011